Exhibit 10.24

RESTRICTED STOCK UNIT AGREEMENT

under the

BRIGHTVIEW HOLDINGS, INC.

2018 OMNIBUS INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”) by and between BrightView Holdings, Inc., a Delaware corporation (the “Company”), and the individual named on the signature page hereto (the “Participant”) is made as of the date set forth on such signature page. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

RECITALS:

WHEREAS, the Company has adopted the 2018 Omnibus Incentive Plan attached hereto as Exhibit A, and as may be amended or supplemented from time to time in accordance with the terms thereof (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.    Grant of Restricted Stock Units.

(a)    Grant. The Company hereby grants to the Participant on the date of grant set forth on the signature page hereto (the “Date of Grant”) Restricted Stock Units, on the terms and conditions hereinafter set forth, with respect to the number of shares of Common Stock set forth on the signature page hereto (the “RSU Award”), subject to adjustment as set forth in the Plan and this Agreement.

(b)    Vesting. Subject to the Participant’s continued service with the Company through the applicable vesting date, the RSU Award shall vest and become exercisable with respect to 100% of the Restricted Stock Units on the first anniversary of the date specified as the “Vesting Start Date” on the signature page hereto; provided, that upon a Change of Control prior to the applicable vesting date, all then-unvested Restricted Stock Units shall become fully vested immediately prior to the effective time of such Change of Control. Upon a Termination for any reason all unvested Restricted Stock Units shall be forfeited for no consideration. Any Restricted Stock Unit which has become vested in accordance with the foregoing shall be referred to as a “Vested Restricted Stock Unit”, and any Restricted Stock Unit which is not a Vested Restricted Stock Unit, an “Unvested Restricted Stock Unit”.

(c)    Settlement of Restricted Stock Units.

(i)    The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof and, in accordance therewith, any Vested Restricted Stock Units shall be settled as soon as reasonably practicable following the vesting of any Vested Restricted Stock Units (and, in any event, within two and one-half months) following the earliest to occur of (x) a Termination for any reason other than (1) by the Company for Cause or (2) by the Participant at a time when grounds exist for a termination with Cause, (y) a Change of Control and (z) the fifth (5th) anniversary of the Date of Grant.

(ii)    Upon the settlement of a Vested Restricted Stock Unit, the Company shall pay to the Participant an amount equal to one share of Common Stock. As determined by the Committee, the Company shall pay such amount in (x) cash, (y) shares of Common Stock valued at Fair Market Value or (z) any combination thereof. Any fractional shares of Common Stock may be settled in cash, at the Committee’s election. Amounts payable hereunder shall be less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld.

(iii)    Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to issue or transfer any shares of Common Stock as contemplated by this Agreement unless and until such issuance or transfer complies with all relevant provisions of law. As a condition to the settlement of any portion of the RSU Award evidenced by this Agreement, the Participant may be required to deliver certain documentation to the Company.

2.    Repayment of Proceeds; Clawback. The RSU Award and all proceeds related to the RSU Award are subject to the clawback and repayment terms set forth in Section 14(v) and 14(w) of the Plan and the Company’s clawback policy, as in effect from time to time, to the extent Participant is a director or Officer. If the Participant’s service with the Company is terminated by the Company with Cause or the Company discovers after any termination of services that grounds for a termination with Cause existed at the time thereof, then the Participant shall be required to pay to the Company, within 10 business days’ of the Company’s request to the Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received either in cash in respect to the settlement of Restricted Stock Units, or upon the sale or other disposition of, or dividends or distributions in respect of, Issuer Equity acquired upon the settlement of the RSU Award. Any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any notice period, cure period or other procedural delay or event required prior to finding of, or termination for, Cause. The foregoing remedy shall not be exclusive.

3.    Legend. To the extent applicable, all book entries (or certificates, if any) representing the Shares delivered to Participant as contemplated by Section 1(c) above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of any restrictions.

4.     No Right to Continued Services. Neither the Plan nor this Agreement nor Participant’s receipt of the Restricted Stock Units hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or engagement of Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

5.    Assignment Restrictions; Lock-up.

(a)    The Restricted Stock Units may not be Assigned and any such purported Assignment shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an Assignment. Participant further hereby agrees that Participant shall, without further action on the part of Participant, be bound by the provisions of the lock-up letter executed by the executive officers of the Company to the same extent as if Participant had directly executed such lock-up letter himself or herself. Such lock-up letter will provide that Participant shall not, subject to specified exceptions, dispose of or hedge any shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock of the Company during the period from the date of the final prospectus relating to the initial public offering of the Company and continuing through the date 180 days after the date of such prospectus, except with the prior written consent of the representatives of the underwriters.

(b)    “Assign” or “Assignment” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

6.    Withholding. Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Stock Units, their grant or vesting or any payment or transfer with respect to the Restricted Stock Units at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

7.    Securities Laws; Cooperation. Upon the vesting of any Unvested Restricted Stock Units, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

8.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

9.    Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of Participant, the Company, and any transferees who hold Shares pursuant to a valid Assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of Participant, the Company, and any transferees who hold Shares pursuant to a valid Assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

10.    Shares Subject to Plan; Amendment. By entering into this Agreement, Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The Restricted Stock Units granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant hereunder without the consent of Participant.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Date of Grant.

Participant

Name:

Date of Grant:

Restricted Stock Units:

Vesting Start Date:

Acknowledged and agreed as of the date above first written:

BRIGHTVIEW HOLDINGS, INC.

Name:
Title:	Authorized Signatory